Exhibit 99.3

On behalf of all Opportunity Bank of Montana employees, I would like to personally welcome you to the Opportunity Bank family. We are excited for the opportunity to combine The State Bank of Townsend, Farmers State Bank of Denton and Dutton State Bank with our company! I would like to congratulate all of you for the great job you’ve done over the past several years. Your performance is the primary factor to making this transaction so attractive to us at Opportunity Bank!

Opportunity Bank of Montana has a long history of serving its customers as a local Montana-based community bank. I plan to meet with you to personally introduce myself. We will also be paying a welcome bonus to you shortly after the purchase closes, to thank you for staying with State Bank of Townsend and coming on board with us.

I recognize that you will have questions over the next few days and weeks as we prepare for the closing of the transaction later this year. Please rest assured that your questions will be answered as much as possible in advance. We are committed to keeping you informed and communicating with you in a timely manner. Enclosed with this letter is a brief overview of some of the benefits provided to full time employees. I will be visiting with you, accompanied by some of my staff, to provide more detailed information about employment with Opportunity Bank of Montana, and the plan to have you become familiar with Opportunity Bank’s products and services, and our operating systems.

The management of The State Bank of Townsend, Farmers State Bank of Denton, Dutton State Bank and Opportunity Bank of Montana are committed to making this as seamless a transition as possible. Please feel free to contact Alana Binde, our Human Resources Officer, if you have any benefits-related questions. Her phone number is 406-457-4015 and her email address is abinde@oppbank.com. Thank you, and welcome to Opportunity Bank of Montana. I look forward to working together with all of you to meet the banking needs of our Montana communities.

Sincerely,

Pete Johnson

President/CEO

Important Information for Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Eagle Bancorp of Montana, Inc. ("Eagle") will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a proxy statement of Big Muddy Bancorp ("Big Muddy") and a prospectus of Eagle, and Eagle will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of Big Muddy. Security holders of Big Muddy are urged to read the proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Eagle through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Eagle will be available free of charge on Eagle's Internet website or by contacting Eagle.

Eagle, Big Muddy, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Eagle is set forth in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 13, 2018 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.